Exhibit 21 - Subsidiaries of Registrant

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Below is the list of subsidiaries of Rick's Cabaret International, Inc.:

Name:                                    State of.
                                       Incorporation:
Trumps, Inc.                           Texas
Tantric Enterprises, Inc.              Texas
RCI Holdings, Inc.                     Texas
RCI Entertainment Texas, Inc.          Texas
RCI Entertainment Minnesota, Inc.      Minnesota
RCI Internet Services, Inc.            Texas
RCI Entertainment Houston, Inc.        Texas
RCI Entertainment San Antonio, Inc.    Texas
RCI Internet Holdings, Inc.            Texas
RCI Entertainment Fort Worth, Inc.     Texas
Citation Land LLC                      Texas
XTC Cabaret, Inc.                      Texas
Bobby's Novelty, Inc.                  Texas
Nocturnal Concepts, Inc.               Texas
RCI Ventures, Inc.                     Texas
Broadstreets Cabaret, Inc. - Inactive  Texas
RCI Debit Services, Inc. - Inactive    Texas
Tantra Parking, Inc. - Inactive        Texas
Tantra Dance, Inc. - Inactive          Texas
SRD Vending Company, Inc. - Inactive   Texas
RCI Billing, Inc. - Inactive           Texas
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